                                                                     EXHIBIT 2.6

     SECOND AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

    SECOND AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of December 29, 1998 (the "Second Amendment"), by and among STAR Telecommunications, Inc., a Delaware corporation (the "Acquiror"), Sierra Acquisition Co., Inc., a New York corporation and wholly-owned subsidiary of the Acquiror ("Newco"), PT-1 Communications, Inc., a New York corporation (the "Company"), and Samer Tawfik, Peter M. Vita, Douglas Barley, Joseph A. Pannullo and John J. Klusaritz (collectively, the "Stockholders").

                                R E C I T A L S:

    A. Acquiror, Newco, the Company and the Stockholders previously entered into an Amended and Restated Agreement and Plan of Merger dated August 20, 1998, as amended on September 1, 1998 (the "Amended Merger Agreement").

    B. The parties to the Amended Merger Agreement wish to enter into this Second Amendment to modify the terms of the Amended Merger Agreement, to the extent set forth below.

    C. Capitalized terms not otherwise defined herein shall have the meanings therefor as set forth in the Amended Merger Agreement.

                               A G R E E M E N T

    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

    1. SHARE ISSUANCE; CASH COMPONENT. Section 2.1(a) of the Amended Merger Agreement shall be amended by adding the following text to the end of such
Section:

    "At the Effective Time, Acquiror may, at its option, deliver to the Stockholders promissory notes in the form of Exhibit E hereto, in lieu of the payment of the Cash Component."

    2. NO FURTHER AMENDMENT. Except as otherwise modified above, the Amended Merger Agreement shall remain in full force and effect without further amendment, modification or alteration thereof.

    IN WITNESS WHEREOF, Acquiror, Newco, the Company and the Stockholders have caused this Second Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

ACQUIROR:                       STAR TELECOMMUNICATIONS, INC.

                                By:                /s/ KELLY ENOS
                                     -----------------------------------------
                                                     Kelly Enos
                                              CHIEF FINANCIAL OFFICER

NEWCO:
                                SIERRA ACQUISITION CO., INC.

                                By:                /s/ KELLY ENOS
                                     -----------------------------------------
                                                     Kelly Enos
                                              CHIEF FINANCIAL OFFICER

COMPANY:
                                PT-1 COMMUNICATIONS, INC.

                                By:               /s/ SAMER TAWFIK
                                     -----------------------------------------
                                                    Samer Tawfik
                                              CHIEF EXECUTIVE OFFICER

                                                 /s/ PETER M. VITA
                                     -----------------------------------------
                                                   Peter M. Vita

                                                 /s/ DOUGLAS BARLEY
                                     -----------------------------------------
                                                   Douglas Barley

                                               /s/ JOSEPH A. PANNULLO
                                     -----------------------------------------
                                                 Joseph A. Pannullo

                                               /s/ JOHN J. KLUSARITZ
                                     -----------------------------------------
                                                 John J. Klusaritz

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